UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
March 8, 2018

VirnetX Holding Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-33852	77-0390628
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

308 Dorla Court, Suite 206
Zephyr Cove, Nevada 89448
(Address of principal executive offices, including zip code)

(775) 548-1785
 (Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On March 8, 2018, VirnetX Holding Corporation (the “Company”) entered into an Amendment No. 1 (the “Amendment”) to its Sales Agreement, dated August 20, 2015 (the “Agreement” and as amended by the Amendment, the “Amended Agreement”), with Cowen and Company, LLC, as sales agent (“Cowen”), pursuant to which the Company increased the maximum aggregate offering price of the Company’s common stock, par value $0.0001 per share, (the “ Common Stock”) that the Company may offer and sell, from time to time, through Cowen, from $35,000,000 to $50,000,000 (such additional $15,000,000 shares of Common Stock, the “Shares”). The Shares will be issued pursuant to the Company’s previously filed and effective Registration Statement on Form S-3 (File No. 333-206497), the base prospectus, dated August 20, 2015 (the “Registration Statement”), filed as part of such Registration Statement, and the prospectus supplement, dated March 9, 2018, filed concurrently with this Current Report on Form 8-K. The Company is not obligated to make any sales of the Shares under the amended Agreement. Subject to the terms and conditions of the amended Agreement, Cowen will act as sales agent and use commercially reasonable efforts to sell on the Company's behalf all of the shares of common stock requested to be sold by the Company, consistent with its normal trading and sales practices, on mutually agreed upon terms between Cowen and the Company. The Company intends to use the proceeds of this offering for Gabriel product development and marketing, and general corporate purposes, which may include working capital, capital expenditures, other corporate expenses and acquisitions of complementary products, technologies or businesses.

Under the Amended Sales Agreement, Cowen may sell the Shares by methods deemed to be an “at-the-market” offering as defined in Rule 415 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on the NYSE American, LLC (formerly the NYSE MKT LLC), on any other existing trading market for the Shares or to or through a market maker. In addition, under the Amended Agreement, Cowen may sell the Shares by any other method permitted by law, including in privately negotiated transactions.

The offering of Shares pursuant to the Amended Agreement will terminate upon the earlier of (a) the sale of all of the Shares subject to the Amended Agreement or (b) the termination of the Amended Agreement by Cowen or the Company.

The Company will pay Cowen a commission of 3.0% of the gross sales price per share sold and has agreed to provide Cowen with customary indemnification and contribution rights.

The descriptions of the Agreement and the Amendment do not purport to be complete and are qualified in their entirety by reference to the Agreement and the Amendment filed as exhibits herewith.  This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the Shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

The Agreement and the Amendment are incorporated by reference as Exhibit 10.1 and Exhibit 10.2 to this Current Report on Form 8-K.

ITEM 9.01.	EXHIBITS.

(d)

Exhibit No.	Description
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.
10.1	Sales Agreement, dated August 20, 2015 by and between VirnetX Holding Corporation and Cowen and Company, LLC.*
10.2	Amendment No. 1 to Sales Agreement, dated March 8, 2018, by and between VirnetX Holding Corporation and Cowen and Company, LLC.
23.1	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1).
23.2	Consent of Farber Hass Hurley LLP, independent registered accounting firm.

* Incorporated herein by reference from Exhibit 1.2 of the Company’s Registration Statement on Form S-3, dated August 20, 2015, File No. 333-206497.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VirnetX Holding Corporation

	By:	/s/ Kendall Larsen
Kendall Larsen Chief Executive Officer

Dated: March 9, 2018